EXHIBIT 10.36

FIRST AMENDMENT TO THE

ALBEMARLE CORPORATION

DIRECTORS’ DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective January 1, 2005)

In accordance with Section 13 of the Albemarle Corporation Directors’ Deferred Compensation Plan (As Amended and Restated Effective January 1, 2005) (the “Plan”), the Plan is hereby amended as follows:

1.	A new Section 2(ee) of the Plan is added to the Plan to read as follows:

“(ee) Additional Discretionary Allocations shall mean the amounts, if any, allocated to Directors’ Deferred Stock Accounts pursuant to Section 4(h) of the Plan.”

2.	Section 2(q) of the Plan is amended to add the following at the end thereof:

“Effective January 1, 2009, Deferred Stock Benefit shall also mean any Additional Discretionary Allocations made pursuant to Section 4(h) of the Plan.”

3.	A new paragraph (h) is added to Section 4 of the Plan to read as follows:

“(h) Effective January 1, 2009, the Board may determine in any year to make Additional Discretionary Allocations to the Deferred Stock Accounts of some or all of the Directors. Additional Discretionary Allocations, if any, shall be made solely at the discretion of the Board and the decision to make Additional Discretionary Allocations in one year shall have no effect on the decision to make Additional Discretionary Allocations in a succeeding year. Any Additional Discretionary Allocations made pursuant to this Section 4(h) shall be allocated to a Director’s Deferred Stock Account and shall be subject to the other relevant provisions of this Plan.”

4.	Section 7(a) of the Plan is amended to add the following at the end thereof:

“A Participant’s Deferred Stock Benefit attributable to Additional Discretionary Allocations shall be credited to the Participant’s Deferred Stock Account as the number of shares of Common Stock awarded or, if the Additional Allocation is awarded in cash, shall be credited to the Participant’s Deferred Stock Account as a number of whole and fractional shares of Common Stock as of the day the Additional Allocation is granted, based on the Fair Market Value of Common Stock on the business day preceding that date.”

5.	The second sentence of Section 7(b) of the Plan is amended to insert the phrase “, any Additional Discretionary Allocations,” immediately after the phrase “as if the Compensation deferred by the Participant under the Plan” therein.

6.	Section 8 of the Plan is amended to add the following new paragraph (e) at the end thereof:

“(e) Notwithstanding paragraphs (a) and (b) of this Section 8, that portion of a Participant’s Deferred Stock Account that is attributable to Additional Discretionary Allocations and credits thereon shall be distributed in the form of Common Stock in a lump sum on the first anniversary of the date the Additional Discretionary Allocation was awarded.”

7.	Section 9 of the Plan is amended to add the following new paragraph (e) at the end thereof:

“(e) Notwithstanding the foregoing, the provisions of this Section 9 shall not apply to Additional Discretionary Allocations and credits thereon.”

8.	The provisions of this First Amendment shall be effective as of January 1, 2009.

IN WITNESS WHEREOF, the Corporation by its duly authorized officer and with its seal affixed, has caused these presents to be signed as of this 13th day of May, 2009, pursuant to the approval of the Board of Directors at its meeting on May 13, 2009.

ALBEMARLE CORPORATION

By:	/s/ Nicole Daniel
Nicole Daniel
Assistant Secretary